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                                    BYLAWS
                                      OF
                               TSF PACIFIC, INC.

                                   ARTICLE I

          This corporation shall be known as TSF PACIFIC, INC.

                                  ARTICLE II

          The principal place of business shall be at 2407 East Skelly Drive, Tulsa, Oklahoma, and branch offices may be maintained at other places which the Directors may determine from time to time.

                                  ARTICLE III

          Section 1. The control of this corporation shall be vested in a Board of Directors, composed of not less than three (3) nor more than nine (9) members.

          Section 2. The Directors shall be elected by the stockholders and shall serve one year or until their successors are elected.

          Section 3. The Directors shall meet annually immediately after the annual stockholders' meeting. At that time they shall elect officers for the ensuing year and transact any other business that may concern the corporation to be acted upon by them. Special meetings of Directors may be called at any time by the President or Secretary upon the written request of any Director, and notice thereof in writing must be mailed to each Director at least five (5) days in advance of such meeting; provided, that the notices required under this section may be waived by the written assent of all the Directors. Any Director, by attendance at the meeting, shall be deemed to have waived notice thereof.

          Section 4. Vacancies occurring during the year in any office or in the Board of Directors may be filled by the Board and the Board can remove any officer by a majority vote. Compensation of all the officers shall be fixed by the Board of Directors.

          Section 5. Directors, as such, may receive a salary for their services, as determined by resolution of the Board, and a fixed sum for expenses may be allowed for attendance at any regular or special meeting; nothing herein contained shall be construed as precluding any Director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 6. The Directors shall have power to create, make and issue mortgages, bonds, deeds of trust, trust
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agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and can do every other act and thing necessary to effect the same, including the delegation to the officers of the corporation of the power to execute and issue such instruments.

          Section 7. In addition to such express powers as are conferred hereby, said Board may do all other acts as, in the usual course of events, shall be deemed to be necessary or desirable for the best interest of the corporation and not required to be exercised by the stockholders.

          Section 8. A majority of the Directors present at any regular or special meeting shall constitute a quorum.

          Section 9. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made, in writing, and signed by all of the members of the Board.

          Section 10. The Board of Directors may, by resolution, provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors.

          Section 11. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee composed of not less than three (3) of the Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation and may otherwise act in all respects as the Board of Directors between meetings of the Board, except that, without specific approval or direction from the Board of Directors, the Executive Committee may not:

          A. Approve the dissolution of the corporation, the merger or consolidation of the corporation with another company or companies, or the sale of substantially all of the assets of the corporation.

          B. Authorize the issuance, purchase or redemption of any capital stock of the corporation.

          C. Terminate the employment of any officer of the corporation or change the title, duties or compensation of any officer.

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          D.   Approve any changes to any employment contract with any officer of the corporation or any of its subsidiaries.

          E. Approve an amendment to the Bylaws or Articles of Incorporation of the corporation or any of its subsidiaries.

          F. Make any expenditure or approve any action which will result in the expenditure, as to any one matter, in excess of $100,000, other than expenditures approved in or in conformity with any operating or capital expenditure budget for the corporation (or the affiliated group of which it is a part) approved by the Board of Directors.

          G. Notwithstanding F above, approve the acquisition of any parcel of real property in connection with the real estate business of the corporation or the affiliated group of which it is a part) in excess of a purchase price to the interest of the corporation (or the affiliated group of which it is a part) of in excess of $1,000,000.

          H.   Approve any borrowings on behalf of the corporation other than
               (i) purchase money mortgages for acquisitions of real estate which are otherwise within the acquisition limits set in G above, or (ii) as authorized by or in conformity with any operating or capital expenditure budget approved by the Board of Directors.

          I. Invest in any other business not presently being conducted by the corporation or the affiliated group of which it is a part except as specifically budgeted by the Board of Directors of the corporation (or the affiliated group of which it is a part) and, in any event, only to the extent that each such investment is less than $200,000.

          Section 12. Directors may be removed either for or without cause by a vote of stockholders holding a majority in interest of the capital stock of this corporation at a meeting called for such purpose, or by the unanimous consent of the stockholders in lieu of a meeting. Meetings for this purpose may be called by the President, or a majority of the Board of Directors, or by stockholders owning not less than one-half of the outstanding stock of the corporation. Such calls shall be addressed to the Secretary in writing; the Secretary must then give notice of such meeting, the time, place, purpose and by whom called. In the event of removal, such vacancy may be filled by election of the stockholders at such meeting.

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                                  ARTICLE IV

          The annual meeting of the stockholders shall be held on a day and time to be set each year by the Board of Directors. Meetings shall be held at the principal place of business, except upon request in writing by the holders of a majority of the outstanding stock, the Secretary may change the meeting place. Written notice of meetings must be mailed to each stockholder by the Secretary at least ten (10) days prior to such meeting. Notice of any meeting may be waived in writing or by attendance at such meeting, but all stockholders must waive notice to preclude the necessity of notice. All meetings a majority of the subscribed shares of stock issued and outstanding must be represented in writing. The stockholders shall determine the number of directors to be elected and shall elect the Board of Directors at the annual meeting, and a majority of the subscribed shares of stock shall be necessary to elect. Each holder of voting stock shall be entitled to one vote for each share of stock standing in his or her name on the books of the corporation on the record date for such meeting. If, for any reason, Directors are not elected at the annual meeting, they shall be elected at a special meeting called for that purpose, which special meeting may be called at the request of any stockholder or Director.

          Any action which might be taken at a meeting of the stockholders may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the stockholders.

                                   ARTICLE V

          Section 1. The officers of the corporation shall be chosen by the Directors and shall be: Chairman of the Board, President, one or more Vice Presidents, Secretary and Treasurer, and such other officers (including Executive Vice President and Assistant Secretaries and Assistant Treasurers) as the Board may determine from time to time.

          Section 2. The officers shall hold office until their successors are chosen and qualify in their stead. Any officer or employees may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

          Section 3. The Chairman of the Board shall preside at all meetings of the Board of Directors of the corporation and may preside at meetings of the stockholders. He shall be an ex-officio member of all standing committees and shall see that all orders and resolutions of the Board are carried into effect. He shall, with powers concurrent with the President, have authority to execute with the Secretary or an Assistant Secretary, certificates of shares of the corporation and sign and execute in the name of the corporation authorized deeds, mortgages, bonds, contracts or other instruments, except in

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cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation.

          Section 4. The President shall be the chief executive officer of the corporation and shall have direct charge and supervision of the business of the corporation. He may preside at meetings of the stockholders and at meetings of the Board of Directors at which the Chairman of the Board is not present. He may sign with the Secretary, or an Assistant Secretary, certificates of shares of the corporation; he may sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation; and, in general, the President shall perform all duties incident to the office of a President of a corporation and such other duties as, from time to time, may be assigned to him by the Board of Directors.

          Section 5. The Executive Vice President (if one is chosen and, if not, the Vice President) in the absence or disability of the Chairman of the Board and the President, shall preside over meetings of the stockholders and carry on the other duties of the President. If there be more than one vice president, the duties and authority of each shall be as determined by the Board of Directors. If there is an Executive Vice President elected, he shall be the senior vice president.

          Section 6. The Secretary shall be present at all meetings of the stockholders and Directors and shall take and keep full minutes thereof; shall keep a stock book in which he shall enter all issuances and transfers of stock; shall have charge of all records of the corporation, together with the seal and charter, and he shall have authority to affix the seal; he shall give notice of all meetings of stockholders and Directors as herein provided; and he shall attest all certificates of stock, deeds, and contracts executed by the corporation and shall have such other duties as may be determined by the Directors. In the absence of the Secretary, an Assistant Secretary may perform his duties.

          Section 7. The Treasurer, who may be the Secretary as well, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and he shall perform such other duties as the Board of Directors shall prescribe.

          Section 8. At the annual stockholders' meeting, all officers shall render reports of the business transacted by

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them, which reports shall be in writing if so requested by the Board of
Directors or by a majority of the stockholders.

                                  ARTICLE VI

          The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

                                  ARTICLE VII

          Transfers of stock shall be made on the books of the corporation only by the persons named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor. The Board of Directors may close the transfer books at their discretion for a period of not exceeding sixty (60) days preceding any meeting, annual or special, of the stockholders or preceding the day appointed for the payment of a dividend.

                                 ARTICLE VIII

          Any person claiming a certificate of stock to have been lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, as the Directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate; whereupon, a new certificate will be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                  ARTICLE IX

          The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

                                   ARTICLE X

          Dividends upon the capital stock of the corporation, when earned, may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sums or sums as the Directors from time to time, in their absolute discretion, think proper as conducive to the best interests of the corporation.

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                                  ARTICLE XI

          The corporate seal shall be the usual and customary paper press seal containing the words "Corporate Seal of TSF PACIFIC, INC., State of Oklahoma", and said seal shall be in the care of the Secretary.

                                  ARTICLE XII

          These Bylaws may be altered, amended or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding or by the affirmative vote of a majority of the Board of Directors at any annual or regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such meeting; provided, however, that the Board of Directors shall not adopt or alter any Bylaw fixing their number, qualifications, classifications or term of office.

          ACCEPTED this 31st day of July, 1986.

                                                TRIBUNE/SWAB-FOX COMPANIES, INC.


                                                By: /s/ Howard G. Barnett, Jr.
                                                    ---------------------------

                                                          Stockholders


                                                /s/ G. Douglas Fox
                                                -------------------------------
                                                         G. Douglas Fox


                                                /s/ Robert E. Craine, Jr.
                                                -------------------------------
                                                      Robert E. Craine, Jr.


                                                /s/ Howard G. Barnett, Jr.
                                                -------------------------------
                                                     Howard G. Barnett, Jr.



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